Vystar Corporation 8-K

Exhibit 99.1

Vystar Appoints Dr. Keith Osborn to Board of Directors

ATLANTA – (Marketwired - May 18, 2016) -- Vystar® Corporation (OTC Pink: VYST) has named Keith D. Osborn, MD, to its Board of Directors, effective immediately.

“We welcome Keith’s analytical and strategic insight as he transitions from a long-time, very engaged investor to even greater involvement as a member of our Board of Directors,” stated William Doyle, Vystar CEO. “Over the years, Keith has always provided a calm, introspective and forward thinking thought process and worked closely with us as we developed the prototypes for surgical and medical exam gloves and other products made with Vytex® natural rubber latex.”

“Dr. Osborn brings enormous talent, intellect and his enthusiasm for Vystar’s technology to our Board,” noted Thomas L. Mills, Vystar Chairman of the Board of Directors.

“Vystar has made significant progress in solidifying and expanding its global raw material supply chain and growing manufacturing partnerships over the past year,” stated Dr. Osborn. “This opens up tremendous new growth opportunities for them in many vertical markets and I’m looking forward to being closely involved in bringing these opportunities to fruition, particularly in the medical arena.”

Dr. Osborn is a board-certified Orthopaedic Spine Surgeon with 30 years of experience after completing his Spine Fellowship at Harvard University. He received his medical degree from the University of Maryland School of Medicine and performed his residency at Harvard University and Johns Hopkins Hospital. Dr. Osborn currently specializes in Spinal Surgery at Resurgens Orthopaedics in Atlanta with a focus on adult spinal disorders and total disc arthroplasty.

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About Vystar Corporation

Based in Atlanta, GA, Vystar® Corporation (OTC Pink: VYST) is the exclusive creator of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, “green” and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products bringing Vytex NRL to market in adhesives, balloons, condoms, other medical devices and natural rubber latex foam mattresses, toppers, and pillows. For more information, visit www.vytex.com.

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are “Forward- Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “anticipates,” “intends,” “plans,” “expects,” and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.

Contacts:

•	Vystar - Media: Julie Shepherd, Accentuate PR, 847 275 3643, Julie@accentuatepr.com
•	Vystar Corp. -Investors: William Doyle, President (866) 674-5238, x1